UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 14, 2019

CYCLERION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-38787	83-1895370
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

301 Binney Street
Cambridge, Massachusetts	02142
(Address of principal	(Zip code)
executive offices)

(617) 621-7722

(Registrant’s telephone
number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2019, the Securities and Exchange Commission declared the Registration Statement on Form 10 of Cyclerion Therapeutics, Inc. (the “Company”), initially filed on January 28, 2019 (the “Registration Statement”), effective. Upon the effectiveness of the Registration Statement, the Company’s board of directors (the “Board”) increased the size of the Board from two to three directors and appointed Marsha Fanucci to fill the resulting vacancy. Additionally, upon the effectiveness of the Registration Statement, Ms. Fanucci was appointed to serve on the Audit Committee of the Board. Ms. Fanucci is currently a member of the board of directors of Ironwood Pharmaceuticals, Inc. Following Ms. Fanucci’s appointment to the Board, the Board consisted of Ms. Fanucci, William Huyett and Gina Consylman.

There is no arrangement or understanding between Ms. Fanucci and any other person pursuant to which she was selected as a director. Except as disclosed in the Registration Statement, Ms. Fanucci is not, or has not been since January 1, 2018, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, in each case, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclerion Therapeutics, Inc.

Dated: March 19, 2019	By:	/s/ William Huyett
		Name:	William Huyett
		Title:	President